Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”), dated as of August 15, 2017, is entered into by SCOTT C. MASON (“Employee”) and STEPAN COMPANY (the “Company”) for the purpose of separating Employee from the Company under mutually agreeable terms. The parties agree as follows:

1. Employment Status and Final Pay.

(a) Employee’s employment with the Company and all of its affiliates shall terminate on August 15, 2017 (the “Separation Date”). Effective as of the Separation Date, Employee shall be deemed to have resigned from all offices, appointments, and committees associated with the Company that he then holds. Effective on the Separation Date, Employee will cease all work on behalf of the Company and will not represent to any third party that he represents or has authority to act on behalf of the Company. Employee will promptly sign all appropriate documentation requested by the Company to reflect or facilitate such termination and resignation.

(b) Employee shall be paid all wages or salary owing through the Separation Date and a lump sum payment for any unused vacation days earned through the Separation Date in accordance with applicable law. Employee’s group insurance coverage shall end on August 31, 2017, subject to all terms and conditions of the applicable plans. Thereafter, Employee’s group insurance coverage may be continued on a voluntary basis, at Employee’s cost, under COBRA and as provided by the terms and conditions of each such plan. Employee acknowledges and agrees that, except as set forth in paragraph 2 below and this paragraph 1(b), as of the Separation Date, Employee is not entitled to any further wages (including, without limitation, bonuses or incentive compensation), perquisites, other benefits, stock options, stock appreciation rights or other equity-based or cash-based awards from the Company.

(c) Employee shall have the right, in his discretion, to purchase from the Company the Company-provided automobile currently being used by Employee in connection with his employment with the Company at a purchase price and on such other terms and conditions as may be determined by the Company. If Employee elects to purchase the automobile, Employee must advise the Company’s Vice President, Human Resources of his intent to do so on or before the Separation Date.

2. Release; Consideration for Release. In consideration of the Company’s agreement to pay or provide Employee the payments and other benefits set forth in this paragraph 2, Employee agrees that, on or within the twenty-one (21) day period following the Separation Date, Employee will execute and deliver to the Company a Release of Claims in the form attached hereto as Exhibit A (the “Release”). Subject to and conditioned upon (i) Employee’s timely execution and delivery to the Company of the Release and Employee’s non-revocation of the Release during the applicable revocation period and (ii) Employee’s continued compliance with the terms and conditions of this Agreement (including, without limitation, paragraphs 4, 5 and 6 hereof), Employee will be paid or provided with the following:

(a) The Company shall pay Employee an aggregate amount equal to $397,232, less applicable taxes and withholding (the “Cash Payment”), payable in two equal installments as follows: fifty percent (50%) of the Cash Payment shall be paid to Employee not later than the second regular payroll date occurring on or after the effective date of the Release and fifty percent (50%) of the Cash Payment shall be paid to Employee on the first regular payroll date occurring on or after the six (6) month anniversary of the Separation Date.

(b) Subject to and in accordance with the terms and conditions of the Stepan Company Management Incentive Plan (the “MIP”), and consistent with Section 2.1 of the MIP, Employee shall remain eligible to receive a prorated portion constituting 62.5% of any 2017 incentive award that would otherwise have been payable to him under the MIP had he remained employed with the Company through December 31, 2017. The Company and Employee acknowledge and agree that for purposes of the MIP, the termination of Employee’s employment with the Company shall constitute a retirement.

(c) Subject to and in accordance with the terms and conditions of the Stepan Company Savings and Investment Retirement Plan (the “SIRP”), Employee shall remain eligible to receive a prorated portion constituting 62.5% of any 2017 Profit Sharing award that would otherwise have been payable to him had he remained employed with the Company through December 31, 2017. The Company and Employee acknowledge and agree that for purposes of the SIRP, the termination of Employee’s employment with the Company shall constitute a retirement.

(d) Employee’s outstanding stock option and stock appreciation right awards listed on Exhibit B attached hereto will become vested and exercisable in full as of the day immediately preceding the Separation Date, and shall otherwise be treated in accordance with the terms and conditions of the governing plan document and the applicable award agreement thereunder.

(e) Employee’s stock option, stock appreciation right and performance share awards listed on Exhibit C attached hereto shall be treated in accordance with the terms and conditions of the governing plan document and the applicable award agreement thereunder. The Company and Employee acknowledge and agree that for purposes of the awards set forth on Exhibits B and C hereto, the termination of Employee’s employment with the Company shall constitute a retirement.

3. Return of Equipment and Records. On or prior to the Separation Date, Employee shall (i) return to the Company (a) all keys, access cards, identification badges, telephone calling cards, credit cards, mobile phones and other telecommunication equipment, computer hardware and software, printers, projectors, Company-provided automobile (unless Employee exercises the right to purchase as set forth in paragraph 1(c)) and other property and equipment that Employee received in connection with Employee’s employment with the Company and (b) the originals and all copies of all records and other documents (including information stored on CDs, USB drives, hard drives, or any other medium) that Employee received, prepared or helped prepare in connection with Employee’s employment with the Company, other than documents

Employee sent and received relating solely to Employee’s own compensation and benefits and documents that are accessible to the public, and (ii) delete from any personal computer or personal electronic storage any of the information he is obligated to return under this paragraph. On or prior to the Separation Date, the Company shall provide to Employee all of his personal property then in the Company’s custody.

4. Non-Disparagement; References and Future Communication.

(a) Employee will not, directly or indirectly, disparage the Company or its affiliates or subsidiaries or any of their employees, officers, and directors (including former employees, officers and directors) by any means or in any medium. Employee will not disclose to any third party any personal information about any director, manager, officer, employee or agent of the Company or any of its affiliates or subsidiaries. Further, Employee will not take any action or make any statement, whether publicly or privately, verbally or in writing, or cause or permit to be published under Employee’s name, any other name or anonymously, or otherwise communicate by any means, any statement, observation or opinion that is critical of, impugns or in any way negatively reflects upon or would tend to cause damage to the business, reputation, goodwill, brands, names, products or services of the Company or its affiliates or subsidiaries, or to any of their respective officers, directors or employees.

(b) Employee will refer requests for employment references only to the Company’s Chief Executive Officer. The Company’s Chief Executive Officer is the only person authorized to respond for the Company. The Company’s Chief Executive Officer will provide only Employee’s dates of employment and positions held. If requested, the Company’s Chief Executive Officer will also confirm Employee’s final salary. The Company is not responsible for any reference or other information provided by any other person employed by or otherwise associated with the Company who Employee or a third party may contact, whether or not the information is provided using the Company’s communication systems or letterhead or the person purports to speak on behalf of the Company.

(c) Following the Separation Date, Employee will not visit any of the Company’s facilities without prior written approval from the Company’s General Counsel. Employee will not contact any current employee of the Company during regular business hours at his/her place of work; provided, however, that Employee may contact the Company’s Director of Corporate Human Resources at any time to discuss post-termination benefits or other employment related issues, and may contact the Company’s General Counsel at any time for any other reason. In the event that Employee has a business reason for any such contact with a Stepan employee, he must seek written authorization from the VP, Human Resources. For avoidance of doubt, this provision shall not affect any common law or contractual duty or obligation owed by Employee, including Employee’s obligation to cooperate with the Company and its legal counsel as specified in paragraph 5 below.

5. Cooperation. For a period of five (5) years from the date of execution of this Agreement, Employee agrees to cooperate fully with the Company and its legal counsel with respect to any matter (including any litigation, investigation or governmental proceeding) which relates to Employee’s employment at Company or any topic related to the supply chain business of the Company, including matters with which the Employee was involved or aware, directly or indirectly, during Employee’s employment with the Company. Such cooperation may include appearing from time to time at locations within a reasonable commuting distance from Employee’s residence for conferences and interviews and in general providing the Company’s officers and legal counsel with the full benefit of the Employee’s knowledge with respect to any such matter. Employee agrees to render such cooperation in a timely fashion and at such times as may be mutually agreeable to the parties. Employee agrees that if he is named individually as a defendant or witness in any lawsuit as a result of his employment with the Company, or if Employee receives a subpoena in the course of any litigation or government investigation, Employee will immediately provide the Company with a copy of the subpoena or summons and complaint in such matter, except to the extent prohibited by law.

6. Restrictive Covenants.

(a) Employee acknowledges that Employee’s employment with the Company has permitted Employee access to confidential proprietary information regarding the Company’s operations that has been created, discovered, developed, acquired, or otherwise become known to the Company, which information is disclosed on a need to know basis and has commercial value to the Company and/or a competitor of the Company (“Confidential Information”). This Confidential Information includes, but is not limited to, business plans and strategies; technological and operational improvements; marketing plans and strategies; non-public financial information; legal and compliance matters; and other information disclosed to Employee during his employment which is not public information. All such Confidential Information will remain the sole property of the Company. At all times during and after the termination of Employee’s employment with the Company, Employee will keep all such Confidential Information in the strictest confidence and trust, and will not disclose, transmit, or use in any way any such Confidential Information without the prior express written consent of the General Counsel or until such information enters the public domain through no fault of Employee.

(b) The Employee Agreement, dated March 9, 2010, entered into by Employee (the “Employee Agreement”) will remain in full force and effect and will be harmonized to the extent possible with this Agreement; provided, however, to the extent there are any irreconcilable differences between the Employee Agreement and this Agreement, it is the intent of the parties that the agreement which provides the greatest protection to the Company will control.

(c) Employee agrees that during his employment and for a period of twelve (12) months following the Separation Date, Employee will not, either directly or indirectly, for Employee or for any third party solicit, induce, recruit, or cause any other person who is then employed by the Company to terminate his/her employment with the Company and will not solicit, induce, or encourage any Company Counterparty to terminate its relationship with or transfer its business from the Company or its subsidiaries or affiliates. For purposes of this Agreement, “Counterparty” means (i) each customer, client, vendor, or other party doing business with the Company or its subsidiaries or affiliates that Employee had business contacts with or obtained Confidential Information about at any time during his employment with the Company, and (ii) each prospective customer, client, vendor, or other party doing business with the Company or its subsidiaries or affiliates that Employee had business contact with or knowledge about as part of a solicitation of business on behalf of the Company at any time during the two (2) year period prior to the Separation Date.

(d) Employee further agrees that during his employment and for a period of twelve (12) months following the Separation Date, Employee shall not directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected or associated as a director, officer, employee, partner, consultant or otherwise with, any business or organization which, directly or indirectly, competes with, or in any way interferes with, the Business. For the purposes of this paragraph 6(d), “Business” shall mean the manufacture, sale and distribution of surfactants, polymers and specialty products that are currently manufactured, sold and distributed by the Company, or any product that is, or about which Employee has reasonable basis to believe is, within the scope of the Company’s business.

(e) Employee’s covenants set forth in this Agreement shall continue to be binding on Employee notwithstanding the termination of Employee’s employment with the Company. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and Employee. The existence of any claim or cause of action by Employee against the Company, unless predicated on this Agreement, shall not constitute a defense to the enforcement by the Company of any or all such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive relief and specific performance shall be available to prevent the breach or any threatened breach thereof.

(f) If any term or provision of this paragraph and its subsections is deemed invalid or unenforceable by a court of competent jurisdiction, it is the intent of the Company and Employee that such term or provision shall be deemed to be deleted and/or reformed to produce its nearest enforceable equivalent. In such an event, the validity of the remaining terms and provisions of this paragraph and its subsections shall not be affected, and they shall operate in full force and effect as if the invalid term or provision were deleted and/or so reformed.

7. Other Proceedings. Nothing in this Agreement or the Release is intended or shall be interpreted as prohibiting Employee from filing a charge or complaint with any administrative or law enforcement office or agency, exercising any whistleblower rights (including applying for or receiving any award paid in connection with exercising such rights), providing testimony or information to, or participating in or cooperating with any administrative agency (including the NLRB, EEOC and SEC), governmental investigation or inquiry, or testifying in any administrative or judicial proceeding. However, by signing this Agreement, Employee waives any right to recover damages or other personal relief based upon any charge, complaint, lawsuit, report, or other proceeding brought by Employee or on Employee’s behalf by any third party, including any administrative or other governmental office or agency, based upon a claim that has been released pursuant to the Release.

8. Reemployment. Employee will not seek to become re-employed by, or to perform services for, the Company in any capacity, including as a consultant. Any application for re-employment or to perform services may be rejected without explanation pursuant to this paragraph.

9. Valid Consideration; Breach of Agreement. Employee acknowledges and agrees that his right to receive and retain the payments and benefits set forth in paragraph 2 is expressly conditioned upon his timely execution and non-revocation of the Release and his continued compliance with the terms and conditions of this Agreement. The parties further acknowledge and agree that the mutual promises and covenants contained herein constitute good, valid and sufficient consideration for this Agreement and the Release. The parties further agree that in the event a court makes a final determination that Employee has breached a material provision of this Agreement, Employee will return the Cash Payment, indemnify and hold the Company harmless of and from any all loss, cost, damage and expense (including reasonable attorney’s fees and court costs) which the Company suffers, sustains, or incurs as a result of, in connection with or arising from the Employee’s material breach of this Agreement, or the efforts of the Company to enforce its terms, and pay any other damages or relief the court may award; provided, however, that the rights of the Company under this paragraph are not intended to nor shall they be deemed to, constitute liquidated damages or an adequate remedy at law, in whole or part, for a breach by Employee of a material provision, or to otherwise limit or preclude the Company from obtaining any monetary, injunctive, declaratory or other relief to which the Company is entitled. The term “material provision” in this paragraph includes but is not limited to paragraphs 3, 4(a) and (c), 5 and 6.

10. No Admissions. Nothing in this Agreement shall be construed as an admission that either party violated any law or otherwise engaged in any wrongful conduct.

11. Choice of Law. Illinois law will govern the validity and interpretation of this Agreement without regard to Illinois’ conflicts of laws rules. Any litigation brought to enforce or interpret this Agreement or to decide any disputes between the parties, shall be brought exclusively in the state or federal courts located in Cook County, Illinois, and Employee irrevocably consents to the exercise of personal jurisdiction over Employee by such courts.

12. Severability. In the event any portion of this Agreement (other than the Release) is determined to be invalid or unenforceable, the remaining portions of the Agreement will remain in full force and effect.

13. Ambiguities. The parties acknowledge that each of them has had the opportunity to consult counsel (at their own expense) and has participated in the negotiation and drafting of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word will be deemed to have been jointly drafted by both parties. The parties intend for this Agreement to be construed neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original, and all of which taken together will be considered one and the same instrument.

15. Entire Agreement. Employee acknowledges that no promises or representations other than those set forth in this Agreement have been made to Employee to induce Employee to sign this Agreement, and that Employee only has relied on promises expressly stated herein. This Agreement (including the Release) constitutes the entire agreement between Employee and the Company. This Agreement may not be modified except by a writing signed by both Employee and a duly authorized representative of the Company.

16. No Additional Benefits. Employee acknowledges that, except as specifically set forth in this Agreement or with respect to any rights vested as of the Separation Date to benefits under any Company-sponsored retirement, deferred compensation or group welfare benefit plan, Employee is not entitled to any compensation, severance benefits, vacation pay, bonuses, incentive payments, employee benefits, attorney’s fees or other consideration from the Company. Employee explicitly acknowledges and agrees that he does not hold, or have any rights with respect to, any Company equity-based awards other than those listed on Exhibits B and C attached hereto.

17. Notices. Any communication required or permitted to be given under this Agreement will be sufficient if in writing and delivered personally, by commercial messenger service, by confirmed electronic mail, or by U.S. registered or certified mail, postage paid, return receipt requested to the addresses below or to such other address as either party may designate by written notice to the other.

If to Employee, at Employee’s address as set forth in the books and records of the Company.

If to the Company:

Stepan Company

22 W. Frontage Road

Northfield, IL 60093

Attn: General Counsel

Attn: Vice President, Human Resources

18. Knowing and Voluntary Agreement. Employee acknowledges that: (a) Employee has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely, voluntarily and knowingly based on his own judgment; (b) Employee is receiving consideration under this Agreement in addition to anything of value to which Employee is already entitled; and (c) Employee has been advised to consult with an attorney at his own expense before signing this Agreement.

19. Section 409A. The payments made under this Agreement are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and applicable guidance issued thereunder (“Section 409A”). Payments made under this Agreement will be interpreted and construed, to the extent possible, to be distributed in the short-term deferral period, as defined under Treasury Regulation section 1.409A-1(b)(4), or the separation pay exemption, as provided in Treasury Regulation section 1.409A-1(b)(9). For purposes of this Agreement, each payment made and benefit provided under this Agreement is hereby designated as a separate payment, and will not collectively be treated as a single payment, as provided in Treasury Regulation section 1.409A-2(b)(2)(iii).

20. Tax Indemnification. It is understood between the parties that Employee has not relied upon any representation, express or implied, made by the Company or any of its representatives as to the tax consequences of this Agreement to Employee. Employee agrees that any liability for state or federal income tax payments or penalties arising from this Agreement shall be Employee’s sole responsibility. Employee agrees to indemnify and to hold harmless the Company from any and all actions, claims or demands brought by any tax or other authority based upon Employee’s tax obligations arising from payments to be made pursuant to this Agreement, and Employee agrees specifically to reimburse the Company for any taxes, interest and penalties paid by the Company and for the costs, legal fees, and any other expenses incurred by the Company as a result of any such actions, claims or demands.

21. Waiver. The failure by either party to insist upon strict compliance with any term or provision of this Agreement shall not operate or be construed as a waiver of such term or provision. The waiver by either party of a breach of any term or provision of this Agreement must be in writing signed by such party in order to be binding and, further, shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

By their authorized signatures below, Employee and the Company hereby enter into this Agreement.

SCOTT C. MASON	STEPAN COMPANY

/s/ Scott C. Mason	By:	/s/ Greg Servatius
	Title:	Vice President, Human Resources

EXHIBIT A

GENERAL RELEASE

1. RELEASE. In consideration of the agreements, payments and other consideration provided in that certain Separation Agreement and Release, dated as of [                    ], 2017, by and between the undersigned and Stepan Company (the “Separation Agreement”), the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Stepan Company (the “Company”), and its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through,, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act, the Rehabilitation Act of 1973; the Equal Pay Act of 1963; the Vietnam Era Veteran’s Readjustment Assistance Act of 1974; the Family and Medical Leave Act; the Immigration Reform and Control Act of 1986, the Illinois Human Rights Act, the Right to Privacy in the Workplace Act, the Illinois One Day Rest in Seven Act, the Victims’ Economic Security and Safety Act and the Illinois Whistleblower Act. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under either paragraphs 1 and 2 of the Separation Agreement, (ii) to any rights vested prior to the date of the undersigned’s termination of employment to benefits under any Company-sponsored retirement, deferred compensation or group welfare benefit plan, (iii) to any Claims, for indemnification arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (iv) to any Claims which cannot be waived by an employee under applicable law or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

2. ACKNOWLEDGEMENTS. Pursuant to the federal Age Discrimination in Employment Act of 1967 (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”), in connection with the undersigned’s release of claims under the ADEA (and any similar state or local law), the undersigned acknowledges that:

Exhibit A Page 1 of 3

(a) The undersigned has read this document and understands its legal and binding effect. The undersigned is acting voluntarily and of his own free will in signing this Release.

(b) The consideration that the undersigned will receive in exchange for signing this Release is in addition to anything of value to which the undersigned is already entitled. The undersigned acknowledges that except as explicitly provided in the Separation Agreement, the Company does not owe the undersigned any additional monies and the Company shall have no further obligations to the undersigned.

(c) The undersigned has had the opportunity to consult with, and was advised in writing to seek, legal counsel before the undersigned decided to sign this Release.

(d) The undersigned has been given at least twenty-one (21) days from the date the undersigned received this Release to consider its terms and decide whether to sign it. The undersigned knowingly and voluntarily waives the remainder of this 21-day period, if any, following the date the undersigned signed this Release. The undersigned understands that if he waives some portion of the 21-day period, the Company may expedite processing of the consideration provided to the undersigned in exchange for signing this Release.

(e) The undersigned understands that by signing this Release, he is releasing the Company from any and all known and unknown claims that he may have against any person or entity released hereunder up to the date of this Release;

(f) The undersigned agrees that subject to applicable law, changes to this Release, whether material or immaterial, will not restart the running of the 21-day consideration period.

(g) The undersigned has: (i) received all compensation due the undersigned as a result of services performed for the Company with the receipt of his final paycheck, except as expressly provided in the Separation Agreement; (ii) reported to the Company any and all work-related injuries incurred by the undersigned during his employment by the Company; and (iii) been provided any leave of absence because of his own or a family member’s health condition and has not been subjected to any improper treatment due to any request for or taking such leave.

3. REVOCATION. The undersigned understands that if he signs this Release, he can change his mind and revoke it within seven (7) days after signing it by returning it with his written revocation notice to the Company’s Vice President, Human Resources. The undersigned understands that the ADEA release in Section 1 above will not be effective until after this seven-day period has expired, and the undersigned will receive none of consideration set forth in paragraph 2 of the Separation Agreement until after the Release is effective. If the revocation period expires on a weekend or holiday, the undersigned understands that he has until the end of the next business day to revoke.

Exhibit A Page 2 of 3

4. BINDING AGREEMENT. The undersigned understands that following the seven-day revocation period, this Release will be final and binding.

(a) The undersigned promises that he will not pursue any claim that he has released by signing this Release. If the undersigned breaks this promise, he agrees to pay all the Company’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any released claims except this promise not to sue does not apply to claims that the undersigned may have under the OWBPA and the ADEA. The undersigned understands that he may challenge the knowing and voluntary nature of his ADEA release before any court or administrative agency charged with enforcing the ADEA. The undersigned understands, however, that a court has discretion to decide whether any monetary award that the undersigned obtains in a court proceeding involving this Release would be reduced by the amount of some or all of the consideration that the undersigned received for signing this Agreement. The undersigned also recognizes that the Company may be entitled to recover its costs and attorneys’ fees incurred in any such court proceeding, as authorized by applicable law.

(b) Nothing in this Release shall be construed to prohibit the undersigned from filing a charge with or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or a comparable state or local agency or exercising whistleblower rights under any federal law or regulation. Nonetheless, the undersigned waives his right to recover monetary damages (excluding Securities Exchange Commission whistleblower rewards) in any charge, complaint, or lawsuit filed against any of the Releasees by the undersigned or by anyone else on his behalf.

5. NO ASSIGNMENT. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

6. NO ADMISSION OF LIABILITY. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of                     ,         .

SCOTT C. MASON

Exhibit A Page 3 of 3

EXHIBIT B

ACCELERATED EQUITY AWARDS

Stock Options

# of Options	Grant Date	Exercise Price
3,832	2/23/2016	$43.85

Stock Appreciation Awards (SARs)

# of SARs	Grant Date	Exercise Price
11,495	2/23/2016	$43.85

EXHIBIT C

OTHER EQUITY AWARDS

Stock Options

# of Options	Grant Date	Exercise Price
2,888	2/17/2015	$41.16
1,888	2/18/2014	$61.91
1,942	2/19/2013	$63.11
3,242	2/14/2012	$42.765

Stock Appreciation Awards (SARs)

# of SARs	Grant Date	Exercise Price
8,665	2/17/2015	$41.16
5,663	2/18/2014	$61.91
4,532	2/19/2013	$63.11

Unvested Performance Shares

# of Performance Shares	Grant Date
3,421	2/23/2016
2,915	2/17/2015